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                                                                    EXHIBIT 10.8


                                 E3 CORPORATION

                                 PROMISSORY NOTE


$500,000                                                       Marietta, Georgia
                                                                   July 23, 1998

         FOR VALUE RECEIVED, the undersigned, Jan W. Herlitz ("Maker"), hereby promises to pay to E3 Corporation, a Georgia corporation or its registered assigns (the "Holder"), at such place as the Holder shall from time to time designate to the Maker in writing, a total of Five Hundred Thousand Dollars ($500,000) with interest from the date hereof to and including the maturity hereof at the rate set forth in SECTION 1 of this Note, said principal and interest being payable in installments, in accordance with SECTION 1, to the person in whose name this Note is registered at the close of business on the fifteenth day prior to the payment date, and at the stated or any accelerated maturity hereof or, if any such date is not a day on which banks are open for business in the State of Georgia (a "Business Day"), on the next day which is a Business Day.

         1.       PRINCIPAL AND INTEREST.

         (a) The principal balance of this Note shall be due and payable at the earlier to occur of (i) consummation of the Holder's initial public offering of common stock registered under the Securities Act of 1933, as amended (the "IPO") and (ii) the six-month anniversary of the date of this Note (the "Payment Date"). The Maker consents that proceeds from his sale of shares of Holder's common stock in the IPO, equal to the principal balance, will be paid directly to the Company. Interest on the principal amount hereof shall begin to accrue as of the date hereof at a rate per annum equal to six percent (6%). Interest shall be computed on the basis of a 360-day year. Accrued interest shall be payable in arrears on the Payment Date until the principal amount hereof, and all interest accrued thereon, is paid in full.

         2. METHOD OF PAYMENT. The Maker will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Maker may pay principal and interest by its check payable in such money, but until the Holder has received cash proceeds equal to the amount of principal or interest so payable, the Holder shall not have been deemed to have received such payment of principal and/or interest.

         3. PREPAYMENT. This Note may be prepaid in part or in full at any time without penalty or yield maintenance premium.

         4. EVENT OF DEFAULT. An "Event of Default" shall occur if:

                  (a) Maker defaults in the payment of principal or interest on this Note when the same becomes due and payable and such default continues for a period of fifteen (15) days after notice of such default is delivered to Maker;


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                  (b) Maker pursuant to or within the meaning of Title 11, U.S.
Code or any other federal or state law for the relief of debtors, as any such laws may be amended from time to time ("Bankruptcy Law"): (i) commences a voluntary case, (ii) consents to the entry of an order for relief against him in an involuntary case, (iii) consents to the appointment of a custodian or receiver for all or substantially all of his property, or (iv) makes a general assignment for the benefit of his creditors; or

                  (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Maker in an involuntary case, or (ii) appoints a custodian or receiver for all or substantially all of his property and the order or decree remains unstayed and in effect for 60 days.

         5. ACCELERATION. If an Event of Default occurs and is continuing, the Holder by notice to the Maker may declare the principal of and accrued but unpaid interest on this Note to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately.

         6. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note. Except as otherwise provided by law, a delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         7. WAIVER OF EXISTING DEFAULTS. The Holder may waive an existing Event of Default and its consequences, provided that such waiver must be in a writing delivered to the Maker. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any subsequent right.

         8. MAXIMUM INTEREST RATE. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

         9. WAIVER. The Maker and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking or release of any collateral with or without notice before or after demand by the Holder for payment hereunder.



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         10. COSTS AND ATTORNEYS' FEES. In the case of an Event of Default and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, arrangement, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Maker agrees to pay to the Holder reasonable attorneys' fees and costs, including the fees and costs incurred in any appeals, and any collection fees incurred in collection of this Note.

         11. TIME OF ESSENCE. Time is of the essence with respect to all of the Maker's obligations and agreements under this Note.

         12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to principles of conflicts of law.


                                                 /s/ Jan W. Herlitz
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                                                 Jan W. Herlitz




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